                                                                    EXHIBIT 10.3




================================================================================




                                CREDIT AGREEMENT

                                      among

                            WESTERN RESOURCES, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                                 CITIBANK, N.A.,
                              as Syndication Agent,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                            Dated as of June 6, 2002

================================================================================

   J.P. MORGAN SECURITIES, INC., as Advisor, Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

SECTION 1. DEFINITIONS .....................................................1
1.1.     Defined Terms .....................................................1
1.2.     Other Definitional Provisions ....................................18

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS ................................18
2.1.     Term Commitments .................................................18
2.2.     Procedure for Borrowing ..........................................18
2.3.     Repayment of Term Loans ..........................................18
2.4.     Revolving Commitments ............................................19
2.5.     Procedure for Revolving Loan Borrowing ...........................20
2.6.     Commitment Fees, etc. ............................................20
2.7.     Termination or Reduction of Revolving Commitments ................20
2.8.     Optional Prepayments .............................................21
2.9.     Mandatory Prepayments ............................................21
2.10.    Conversion and Continuation Options ..............................22
2.11.    Limitations on Eurodollar Tranches ...............................22
2.12.    Interest Rates and Payment Dates .................................22
2.13.    Computation of Interest and Fees .................................23
2.14.    Inability to Determine Interest Rate .............................23
2.15.    Pro Rata Treatment and Payments ..................................24
2.16.    Requirements of Law ..............................................25
2.17.    Taxes ............................................................26
2.18.    Indemnity ........................................................27
2.19.    Change of Lending Office .........................................27
2.20.    Replacement of Lenders ...........................................28

SECTION 3. REPRESENTATIONS AND WARRANTIES .................................28
3.1.     Financial Condition ..............................................28
3.2.     No Change ........................................................28
3.3.     Existence; Compliance with Law ...................................28
3.4.     Power; Authorization; Enforceable Obligations ....................29
3.5.     No Legal Bar .....................................................29
3.6.     Litigation .......................................................29
3.7.     No Default .......................................................29
3.8.     Ownership of Property; Liens .....................................29
3.9.     Intellectual Property ............................................30
3.10.    Taxes ............................................................30
3.11.    Federal Regulations ..............................................30
3.12.    Labor Matters ....................................................30
3.13.    ERISA. ...........................................................30
3.14.    Investment Company Act; Other Regulations ........................31
3.15.    Subsidiaries .....................................................31
3.16.    Use of Proceeds ..................................................31
3.17.    Environmental Matters ............................................31
3.18.    Accuracy of Information, etc .....................................32
3.19.    Security Documents ...............................................32
3.20.    Solvency .........................................................32

SECTION 4. CONDITIONS PRECEDENT ...........................................33

SECTION 5. AFFIRMATIVE COVENANTS ..........................................35
5.1.     Financial Statements, Reports, etc ...............................35
5.2.     Payment of Obligations ...........................................36
5.3.     Maintenance of Existence; Compliance .............................36
5.4.     Maintenance of Property; Insurance ...............................37
5.5.     Inspection of Property; Books and Records; Discussions ...........37
5.6.     Notices ..........................................................37
5.7.     Environmental Laws ...............................................37
5.8.     Notice of Subsidiaries ...........................................38
SECTION 6. NEGATIVE COVENANTS .............................................38
6.1.     Financial Condition Covenants. ...................................38
6.2.     Liens ............................................................38
6.3.     Fundamental Changes ..............................................39
6.4.     Disposition of Property ..........................................40
6.5.     Restricted Payments ..............................................41
6.6.     Capital Expenditures .............................................41
6.7.     Investments ......................................................42
6.8.     Optional Payments and Modifications of Certain Debt Instruments;
         Synthetic Purchase Agreements ....................................42
6.9.     Transactions with Affiliates .....................................43
6.10.    Negative Pledge Clauses ..........................................43
6.11.    Clauses Restricting Subsidiary Distributions .....................43
6.12.    Lines of Business ................................................43
6.13.    Ownership of KGE .................................................43

SECTION 7. EVENTS OF DEFAULT ..............................................44

SECTION 8. THE ADMINISTRATIVE AGENT .......................................46
8.1.     Appointment ......................................................46
8.2.     Delegation of Duties .............................................46
8.3.     Exculpatory Provisions ...........................................46
8.4.     Reliance by Administrative Agent .................................46
8.5.     Notice of Default ................................................47
8.6.     Non-Reliance on Administrative Agent and Other Lenders ...........47
8.7.     Indemnification ..................................................47
8.8.     Agent in Its Individual Capacity .................................48
8.9.     Successor Administrative Agent ...................................48

SECTION 9. MISCELLANEOUS ..................................................48
9.1.     Amendments and Waivers ...........................................48
9.2.     Notices ..........................................................50
9.3.     No Waiver; Cumulative Remedies ...................................50
9.4.     Survival of Representations and Warranties .......................50
9.5.     Payment of Expenses and Taxes ....................................51
9.6.     Successors and Assigns; Participations and Assignments ...........51
9.7.     Adjustments; Set-off .............................................54
9.8.     Counterparts .....................................................55
9.9.     Severability .....................................................55

9.10.    Integration ......................................................55
9.11.    GOVERNING LAW ....................................................55
9.12.    Submission To Jurisdiction; Waivers ..............................55
9.13.    Acknowledgements .................................................56
9.14.    Confidentiality ..................................................56
9.15.    WAIVERS OF JURY TRIAL ............................................56


SCHEDULES:
---------

1.1           Commitments
3.4           Consents, Authorizations, Filings and Notices
3.15          Subsidiaries
3.19(a)       UCC Filing Jurisdictions
6.2(f)        Existing Liens
6.4(g)        Property to be Disposed
6.8           Preferred Stock

EXHIBITS:
--------

A             Form of Closing Certificate
B             Form of Assignment and Assumption
C             Form of Exemption Certificate
D             Form of Addendum
E-1           Form of New Revolving Lender Supplement
E-2           Form of Increased Facility Activation Notice

         CREDIT AGREEMENT (this "Agreement"), dated as of June 6, 2002, among
                                 ---------
WESTERN RESOURCES, INC., a Kansas corporation (the "Borrower"), the several
                                                    --------
banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), JPMorgan CHASE BANK, as administrative agent,
                     -------
CITIBANK, N.A., as syndication agent (in such capacity, the "Syndication
                                                             -----------
Agent"), and BANK OF AMERICA, N.A., as documentation agent (in such capacity,
-----
the "Documentation Agent").

         The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, the terms listed in this
              -------------
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to
          ---
the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from
 ----------
time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i)
                     ------------
the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any
                             -----------------------------
day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by JPMorgan Chase Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Loans the rate of interest applicable to which is based
          ---------
upon the ABR.

         "Addendum": an instrument, substantially in the form of Exhibit D, by
          --------
which a Lender becomes a party to this Agreement as of the Closing Date.

         "Additional Extensions of Credit": as defined in Section 9.1.
          -------------------------------

         "Administrative Agent": JPMorgan Chase Bank, together with its
          --------------------
affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

         "Affiliate": as to any Person, any other Person that, directly or
          ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agents": the collective reference to the Administrative Agent, the
          ------
Syndication Agent and the Documentation Agent.

         "Aggregate Exposure": with respect to any Lender at any time, an amount
          ------------------
equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any
          -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": as defined in the preamble hereto.
          ---------

         "Applicable Margin": for any day, with respect to any ABR Loan or
          -----------------
Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based on the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

--------------------------------------------------------------------------------
                                                           ABR        Eurodollar
        Level                  Rating                     Spread        Spread
--------------------------------------------------------------------------------
          I        greater than or equal to BBB-/Ba1       2.00%         3.00%
--------------------------------------------------------------------------------
         II        greater than or equal to BB+/Ba2        2.25%         3.25%
--------------------------------------------------------------------------------
         III       greater than or equal to BB/Ba3         2.50%         3.50%
--------------------------------------------------------------------------------

         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level III, (ii) if one of the two ratings established or deemed to have been established by Moody's and S&P for the Index Debt corresponds to Level I and the other corresponds to Level II, Level II shall apply, (iii) if one of the two ratings established or deemed to have been established by Moody's and S&P for the Index Debt corresponds to Level I or Level II and the other corresponds to Level III, Level III shall apply; and (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Approved Fund":  as defined in Section 9.6(b).
          -------------

         "Assignee":  as defined in Section 9.6(b).
          --------

         "Assignment and Assumption":  an Assignment and Assumption,
          -------------------------
substantially in the form of Exhibit B.

         "Assignor":  as defined in Section 9.6(b).
          --------

         "Available Revolving Commitment": as to any Revolving Lender at any
          ------------------------------
time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

         "Benefitted Lender":  as defined in Section 9.7(a).
          -----------------

         "Bond Issuance": the issuance by the Borrower on May 10, 2002 of
          -------------
$365,000,000 of first mortgage bonds and $400,000,000 of unsecured senior notes, each due 2007, and the use of proceeds therefrom.

         "Board": the Board of Governors of the Federal Reserve System of the
          -----
United States (or any successor).

         "Borrower": as defined in the preamble hereto.
          --------

         "Borrower Indenture": the Mortgage and Deed of Trust, dated July 1,
          ------------------
1939, between the Borrower and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as Trustee, as amended or supplemented from time to time.

         "Borrowing Date": any Business Day specified by the Borrower as a date
          --------------
on which the Borrower requests the relevant Lenders to make Loans hereunder.

         "Business": as defined in Section 3.17(b).
          --------

         "Business Day": a day other than a Saturday, Sunday or other day on
          ------------
which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection
       --------
with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Expenditures": for any period, with respect to any Person, the
          --------------------
aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, other than any such expenditures made with the proceeds of a condemnation or taking upon the exercise of eminent domain, or with the proceeds of insurance or which will be fully reimbursed by insurance.

         "Capital Lease Obligations": as to any Person, the obligations of such
          -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other
          -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or
          ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "CD Assessment Rate": for any day as applied to any ABR Loan, the
          ------------------
annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a
 ----
comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

         "CD Reserve Percentage": for any day as applied to any ABR Loan, that
          ---------------------
percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Change in Control": shall be deemed to have occurred if (a) any person
          -----------------
or group (within the meaning of Rule 13d-5, as in effect on the date hereof, promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Westar Industries, shall, after the date hereof, acquire beneficial ownership (within the meaning of Rule 13d-3, as in effect on the date hereof, promulgated by the SEC under the Exchange Act), of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who are not Continuing Directors. Notwithstanding the foregoing, the proposed merger of the Borrower with Public Service Company of New Mexico shall not be deemed a Change of Control.

         "CLO":  as defined in Section 9.6(b).
          ---

         "Closing Date":  the date on which the conditions precedent set forth
          ------------
in Section 4.1 shall have been satisfied, which date is June 6, 2002.

         "Code":  the Internal Revenue Code of 1986, as amended from time to
          ----
time.

         "Collateral": all property of the Loan Parties, now owned or hereafter
          ----------
acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Agent": JPMorgan Chase Bank, in its role as collateral
          ----------------
agent under the KGE Collateral Agreement.


         "Commitment": as to any Lender, the sum of the Term Commitment and the
          ----------
Revolving Commitment of such Lender.


         "Commitment Fee Rate": a rate per annum equal to: (i) 1.00% for any day
          -------------------
on which there are no Revolving Loans outstanding, (ii) 0.75% for any day on which Revolving Loans are outstanding but less than one-third of the Total Revolving Commitments are borrowed and (iii) 0.50% for any day on which Revolving Loans are outstanding but less than two-thirds of the Total Revolving Commitments are borrowed.

         "Commodity Price Protection Agreement": in respect of a Person, any
          ------------------------------------
forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

         "Commonly Controlled Entity": an entity, whether or not incorporated,
          --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

         "Conduit Lender": any special purpose corporation organized and
          --------------
administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by
                                             --------
any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or
9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

         "Confidential Information Memorandum": the Confidential Information
          -----------------------------------
Memorandum dated May, 2002, and furnished to certain Lenders.

         "Consolidated Debt to Capital Ratio" shall mean, at any date, the ratio
          ----------------------------------
of (i) Consolidated Total Debt to (ii) the sum of Consolidated Total Debt, Consolidated Net Worth, preferred and preference stock and Mandatorily Redeemable Preferred Securities of the Borrower; provided, that for purposes of
                                                 --------
this definition (x) Consolidated Net Worth shall not be reduced or increased as a result of the Dispositions permitted by 6.4(e) and (y) the effect on Consolidated Net Worth of any write-down or write-up reflected in the financial statements of the Borrower relating to the Borrower's equity interest in Protection One and Protection One Europe shall be excluded.

         "Consolidated EBITDA": for any period, Consolidated Net Income for such
          -------------------
period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and non-recurring expenses incurred in connection with the separation of the Borrower's electric and non-electric utility businesses or the sale, merger or other disposition of the Borrower's electric utility business), and (f) any other non-cash charges (other than any non-cash charge to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period), and minus, to the extent included in the statement of such
                       -----
Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference
                                                                    ---------
Period") pursuant to any determination of the Consolidated Leverage Ratio, (i)
------
if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material
                                 --- -----
Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series
             --------------------
of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries with value in excess of $10,000,000; and "Material Disposition" means any Disposition of property or
                  --------------------
series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries with value in excess of $10,000,000. Notwithstanding anything to the contrary contained herein, for the fiscal quarters of the Borrower ended on December 31, 2001 and ended on March 31, 2002, there shall be added to the calculation of Consolidated EBITDA (a) up to $36,000,000 in respect of one-time cash severance costs to the extent incurred by the Borrower and (b) up to $25,000,000 in respect of a one-time cash charge to the extent such charge is taken by the Borrower with respect to costs incurred in connection with repairs necessitated by a January 2002 ice storm.

         "Consolidated Interest Coverage Ratio": for any period, the ratio of
          ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense": for any period, total cash interest
          ------------------------------------
expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are cash costs allocable to such period), all determined in accordance with GAAP consistently applied.

         "Consolidated Leverage Ratio": as at the last day of any period, the
           ---------------------------
ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

         "Consolidated Net Income": for any period, the consolidated net income
          -----------------------
(or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Net Worth" shall mean, at any date, on a consolidated
          ----------------------
basis for the Borrower and its Subsidiaries, the sum of common stock taken at par value, paid in capital and retained earnings at such date, all determined in accordance with GAAP consistently applied.

         "Consolidated Total Debt": at any date, the aggregate principal amount
          -----------------------
of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP consistently applied; provided that Consolidated Total Debt shall not include any Mandatorily Redeemable Preferred Securities or the Guarantee Obligations related thereto.

         "Continuing Directors": members of the board of directors of the
          --------------------
Borrower who (i) were directors on the date hereof, (ii) had been directors for at least two years, or (iii) were recommended or elected with the affirmative vote of a majority of the then Continuing Directors at a meeting at which at least 60 percent of the then Continuing Directors were present.

         "Contractual Obligation": as to any Person, any provision of any
          ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default": any of the events specified in Section 7, whether or not any
          -------
requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Disposition": with respect to any property, any sale, lease, sale and
          -----------
leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
       -------       -----------

         "Documentation Agent": as defined in the preamble hereto.
          -------------------

         "Dollars" and "$": dollars in lawful currency of the United States.
          -------

         "Environmental Laws": any and all foreign, Federal, state, local or
          ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA":  the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a
          ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest
          --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loans": Loans the rate of interest applicable to which is
          ----------------
based upon the Eurodollar Rate.


         "Eurodollar Rate": with respect to each day during each Interest Period
          ---------------
pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                   ------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans
          ------------------
under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 7, provided
          ----------------                                             --------
that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Exchange Act Documents": the annual reports of the Borrower, KGE and
          ----------------------
Protection One on Form 10-K for the fiscal year ended December 31, 2001 and all amendments thereto, the quarterly reports of the Borrower, KGE and Protection One on Form 10-Q for the fiscal quarter ended March 31, 2002, and the reports of the Borrower on Form 8-K dated April 26, 2002, May 10, 2002, May 29, 2002 and May 30, 2002.

         "Existing Accounts Receivable Financing": the WR Receivables
          --------------------------------------
Corporation Purchase and Sale Agreement, dated as of July 28, 2000, and the WR Receivables Corporation Purchase Agreement, dated as of July 28, 2000, in each case as amended from time to time; provided that (i) the Lien securing the Existing Accounts Receivable Financing is not spread to cover any additional property after the Closing Date, (ii) the amount of Indebtedness available under the Existing Accounts Receivable Financing is not increased after the Closing Date and (iii) the non-recourse nature of the Existing Accounts Receivable Financing is maintained.

         "Facility": each of (a) the Term Commitments and the Term Loans made
          --------
thereunder (the "Term Facility") and (b) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").
                                           ------------------

         "Federal Funds Effective Rate": for any day, the weighted average of
          ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

         "Fee Payment Date": (a) the third Business Day following the last day
          ----------------
of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

         "FERC": as defined in Section 4.1(f).
          ----

         "Financial Officer" of any corporation shall mean the chief financial
          -----------------
officer, principal accounting officer or treasurer of such corporation.

         "Five-Year Agreement": as defined in Section 3.16.
          -------------------

         "Funding Office": the office of the Administrative Agent specified in
          --------------
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles in the United States
          ----
as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Notwithstanding anything in the foregoing paragraph, if any Accounting Change is in effect on the date hereof but has not been reflected in the preparation of the most recent financial statements, GAAP shall be determined in accordance with such Accounting Change.

         "Governmental Authority": any nation or government, any state or other
          ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the KCC), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Group Members": the collective reference to the Borrower and its
          -------------
Subsidiaries.


         "Guarantee Obligation": as to any Person (the "guaranteeing person"),
          --------------------                          -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Increased Facility Activation Date": any Business Day on which any
          ----------------------------------
Lender shall execute and deliver to the Administrative Agent an Increased Facility Activation Notice pursuant to Section 2.4(b).

         "Increased Facility Activation Notice": a notice substantially in the
          ------------------------------------
form of Exhibit E-2.

         "Increased Facility Closing Date": any Business Day designated as such
          -------------------------------
in an Increased Facility Activation Notice.

         "Indebtedness": of any Person at any date, without duplication, (a) all
          ------------
indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit (other than letters of credit with respect to which the obligations of such Person have been cash collateralized), surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all net payment obligations of such Person in respect of Swap Agreements (provided that such payment obligations shall be disregarded in determining Indebtedness for purposes of calculating the financial covenants contained in Section 6.1), (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Indentures":  the collective reference to the Borrower Indenture and
          ----------

         "Index Debt": on any date, the first mortgage bonds of the Borrower
          ----------
outstanding on such date. the KGE Indenture.

         "Insolvency": with respect to any Multiemployer Plan, the condition
          ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.
          ---------

         "Intellectual Property": the collective reference to all rights,
          ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": (a) as to any ABR Loan, the last day of each
          ---------------------
March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period
          ---------------
commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest
         --------
Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

         (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Investments":  as defined in Section 6.7.
          -----------

         "KCC":  as defined in Section 4.1(f).
          ---

         "KGE": Kansas Gas and Electric Company, a Kansas corporation and a
          ---
Subsidiary.


         "KGE Bonds":  the 7.60% First Mortgage Bonds of KGE due December 2003.
          ---------

         "KGE Collateral Agreement": the Collateral and Guarantee Agreement,
          ------------------------
dated as of the Closing Date, made by and between KGE with and in favor of JPMorgan Chase Bank, as collateral agent.

         "KGE Indenture": the Mortgage and Deed of Trust, dated April 1, 1940,
          -------------
between KGE and BNY Midwest Trust Company, as amended or supplemented from time to time.

         "Lenders": as defined in the preamble hereto; provided, that unless the
          -------                                      --------
context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit
          ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Loan": as defined in Section 2.4.
          ----

         "Loan Documents":  this Agreement and the Security Documents.
          --------------

         "Loan Parties":  each Group Member that is a party to a Loan Document.
          ------------

         "Majority Facility Lenders": with respect to any Facility, the holders
          -------------------------
of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

         "Mandatorily Redeemable Preferred Securities" shall mean the 7-7/8%
          -------------------------------------------
Cumulative Quarterly Income Preferred Securities, Series A (QUIPS) (related debentures due 2025), the 8-1/2% Cumulative Quarterly Income Preferred Securities, Series B (QUIPS) (related debentures due 2036) and similar securities issued from time to time, the proceeds of which are received by the Borrower and which are treated for accounting and rating agency purposes in a substantively similar manner.

         "Material Adverse Effect": any event, development or circumstance that
          -----------------------
has had or could reasonably be expected to have a material adverse effect on (a) the Transactions, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Significant Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

         "Materials of Environmental Concern": any gasoline or petroleum
          ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Moody's":  Moody's Investors Service, Inc.
          -------

         "Multiemployer Plan":  a Plan that is a multiemployer plan as defined
          ------------------
in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": in connection with any issuance or sale of Capital
          -----------------
Stock or any incurrence of Indebtedness or any Disposition of property, the cash proceeds received from such issuance or incurrence or Disposition, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "New Revolving Lender":  as defined in Section 2.4(c).
          --------------------

         "New Revolving Lender Supplement":  as defined in Section 2.4(c).
          -------------------------------

         "Non-Excluded Taxes":  as defined in Section 2.17(a).
          ------------------

         "Non-U.S. Lender":  as defined in Section 2.17(d).
          ---------------

         "Obligations": the unpaid principal of and interest on (including
          -----------
interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "Other Taxes": any and all present or future stamp or documentary taxes
          -----------
or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant":  as defined in Section 9.6(c).
          -----------

         "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
          ----
to Subtitle A of Title IV of ERISA (or any successor).

         "Person": an individual, partnership, corporation, limited liability
          ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan that is covered
          ----
by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledged Bonds": as defined in the KGE Collateral Agreement.
          -------------

         "Preferred Stock": any Capital Stock of a Person, however designated,
          ---------------
which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon a voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

         "Properties":  as defined in Section 3.17(a).
          ----------

         "Protection One":  Protection One, Inc., a Delaware corporation.
          --------------

         "Protection One Europe": the collective reference to Protection One
          ---------------------
International, Inc., a wholly-owned subsidiary of Westar Industries, and its Subsidiaries, including a French Subsidiary in which it owns an approximate 99.8% interest.

         "Refinancing":  as defined in Section 4.1(b).
          -----------

         "Register":  as defined in Section 9.6(b).
          --------

         "Regulation U": Regulation U of the Board as in effect from time to
          ------------
time.

         "Reorganization": with respect to any Multiemployer Plan, the condition
          --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of
          ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

         "Required Lenders": at any time, the holders of more than 50% of (a)
          ----------------
until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

         "Requirement of Law": as to any Person, the Certificate of
          ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chief executive officer, president or chief
          -------------------
financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

         "Restricted Payments": as defined in Section 6.5.
          -------------------

         "Revolving Commitment": as to any Lender, the obligation of such
          --------------------
Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption or New Revolving Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $150,000,000.

         "Revolving Commitment Period": the period from and including the
          ---------------------------
Closing Date to the Revolving Termination Date.


         "Revolving Extensions of Credit": as to any Revolving Lender at any
          ------------------------------
time, an amount equal to the aggregate principal amount of all Revolving Loans held by such Lender then outstanding.

         "Revolving Lender": each Lender that has a Revolving Commitment or that
          ----------------
holds Revolving Loans.

         "Revolving Loans": as defined in Section 2.4(a).
          ---------------

         "Revolving Percentage": as to any Revolving Lender at any time, the
          --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

         "Revolving Termination Date": June 6, 2005; provided that the Revolving
          --------------------------
Termination Date shall occur on (a) the date which is 60 days prior to the scheduled maturity of the 2003 Bonds if, on or prior to such date, the Borrower has not (i) refinanced the entire amount of the 2003 Bonds such that the amounts due in respect of the Indebtedness refinancing the 2003 Bonds shall not be scheduled to become due prior to the date that is at least one year after the scheduled final maturity of the Term Loans or (ii) irrevocably deposited funds with the trustee for the 2003 Bonds as trust funds in trust for the purpose of making payments sufficient to pay in full all amounts (including, without limitation, principal, interest and premium, if any) owing in respect of the 2003 Bonds when due or (b) the date which is 60 days prior to the scheduled maturity of the 2004 Bonds if, on or prior to such date, the Borrower has not
(i) refinanced the entire amount of the 2004 Bonds such that the amounts due in respect of the Indebtedness refinancing the 2004 Bonds shall not be scheduled to become due prior to the date that is at least one year after the scheduled final maturity of the Term Loans or (ii) irrevocably deposited funds with the trustee for the 2004 Bonds as trust funds in trust for the purpose of making payments sufficient to pay in full all amounts (including, without limitation, principal, interest and premium, if any) owing in respect of the 2004 Bonds when due.

         "S&P":  Standard & Poor's Ratings Services, a division of the McGraw
          ---
Hill Companies, Inc.

         "SEC": the Securities and Exchange Commission, any successor thereto
          ---
and any analogous Governmental Authority.


         "Security Documents": the collective reference to the KGE Collateral
          ------------------
Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "Significant Subsidiary": at any time, any Subsidiary (other than
          ----------------------
Protection One and its direct and indirect Subsidiaries) which at such time shall be a significant subsidiary of the Borrower within the meaning of Regulation S-X of the SEC as in effect on the date hereof, and, in any event, KGE.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA,
          --------------------
but that is not a Multiemployer Plan.


         "Solvent": when used with respect to any Person, means that, as of any
          -------
date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Specified Swap Agreement": any Swap Agreement (a) entered into by the
          ------------------------
Borrower and any Lender or affiliate thereof in respect of interest rates and
(b) that has been designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a Specified Swap Agreement. The designation of any Swap Agreement as a Specified Swap Agreement shall not create in favor of such Lender or affiliate thereof any rights in connection with the management or release of any Collateral.

         "Subsidiary": as to any Person, a corporation, partnership, limited
          ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Supermajority Lenders": at any time, the holders of at least 66-2/3%
          ---------------------
of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

         "Swap Agreement": any agreement with respect to any swap, forward,
          --------------
future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no (a) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries or (b) Commodity Price Protection Agreement shall be a "Swap Agreement".

         "Term Commitment": as to any Lender, the obligation of such Lender, if
          ---------------
any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $585,000,000.

         "Term Lender": each Lender that has a Term Commitment or that holds a
          -----------
Term Loan.

         "Term Loan": as defined in Section 2.1.
          ---------

         "Term Percentage": as to any Term Lender at any time, the percentage
          ---------------
which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

         "Total Revolving Commitments": at any time, the aggregate amount of the
          ---------------------------
Revolving Commitments then in effect.

         "Total Revolving Extensions of Credit": at any time, the aggregate
          ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

         "Transferee": any Assignee or Participant.
          ----------

         "2003 Bonds": the 6.25% Senior Unsecured Notes of the Borrower due
          ----------
August 2018, which can be put and called in August 2003.

         "2004 Bonds": the 6.875% Senior Unsecured Notes of the Borrower due
          ----------
August 2004.

         "Transactions": the collective reference to the making of the financing
          ------------
contemplated by this Agreement, the granting of the security interest and the making of the guarantee pursuant to the KGE Collateral Agreement, the Refinancing and the Bond Issuance.

         "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.
          ----

         "United States": the United States of America.
          -------------

         "Westar Industries": Westar Industries, Inc., a Delaware corporation.
          -----------------

         "Wholly Owned Subsidiary": as to any Person, any other Person all of
          -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         1.2. Other Definitional Provisions. (a) Unless otherwise specified
              -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1. Term Commitments. Subject to the terms and conditions hereof, each
              ----------------
Term Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Term Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

         2.2. Procedure for Term Loan Borrowing. The Borrower shall give the
              ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Term Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

         2.3. Repayment of Term Loans. The Borrower shall repay the Term Loans
             -----------------------
in 6 installments, in each case on the date and in the amounts set forth below:

            Installment Date                                Amount
            ----------------                                ------

            December 31, 2002                             $1,000,000
            June 30, 2003                                 $1,000,000
            December 31, 2003                             $1,000,000
            June 30, 2004                                 $1,000,000
            December 31, 2004                             $1,000,000
            June 6, 2005                                $580,000,000

Notwithstanding anything to the contrary contained herein, the Borrower shall repay all outstanding Term Loans in full on the Revolving Termination Date.

         2.4. Revolving Commitments. (a) Subject to the terms and conditions
              ---------------------
hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans"; together with the Term Loans, the "Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

         (b) The Borrower and any one or more Lenders (including New Revolving Lenders) may, with the consent of the Administrative Agent, from time to time agree that such Lenders shall make, obtain or increase the amount of such Lenders' Revolving Commitments by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, without the consent of the Required Lenders, (w) the aggregate amount of incremental Revolving Commitments obtained pursuant to this paragraph shall not exceed $40,000,000 and the Total Revolving Commitments shall at no time exceed $175,000,000, (x) the incremental Revolving Commitments may not be made, obtained or increased after the occurrence and during the continuation of a Default or Event of Default, (y) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $5,000,000 and (z) no more than five Increased Facility Closing Dates may be selected by the Borrower during the term of this Agreement. Any incremental Revolving Commitments shall be governed by this Agreement and the other Loan Documents. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. Notwithstanding anything to the contrary contained herein, no increase described in this paragraph may be made or obtained unless and until the Administrative Agent is satisfied that the Collateral Agent under the KGE Collateral Agreement shall have received additional certificates representing first mortgage bonds pledged pursuant to the KGE Collateral Agreement in an aggregate principal amount at least equal to the amount of such increase.

         (c) Any additional bank, financial institution or other entity that, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.4(b) shall execute a New Revolving Lender Supplement (each, a "New Revolving Lender
                                                    --------------------
Supplement"), substantially in the form of Exhibit E-1, whereupon such bank,
----------
financial institution or other entity (a "New Revolving Lender") shall become a
                                          --------------------
Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

         (d) On each Increased Facility Closing Date, the Borrower shall borrow Revolving Loans under the increased Revolving Commitments from each Lender participating in the relevant increase (i) if Revolving Loans that are ABR Loans are outstanding on the relevant Increased Facility Closing Date, in an amount of Revolving Loans that are ABR Loans that will result in each such participating Lender having Revolving Loans that are ABR Loans outstanding in a principal amount equal to its Revolving Percentage of the aggregate outstanding principal amount of Revolving Loans that are ABR Loans and (ii) if Revolving Loans that are Eurodollar Loans are outstanding on the relevant Increased Facility Closing Date, in an amount of Revolving Loans that are Eurodollar Loans on such date (if a Eurodollar Tranche of Revolving Loans that are Eurodollar Loans is being continued for another Interest Period on such date) and/or such later date on which a Eurodollar Tranche of Revolving Loans that are Eurodollar Loans outstanding on the Increased Facility Closing Date is continued for another Interest Period that will result, in each case, in each such participating Lender having Revolving Loans that are Eurodollar Loans made by it included in such extended Eurodollar Tranche in a principal amount equal to its Revolving Percentage of the aggregate outstanding principal amount of Revolving Loans that are Eurodollar Loans included in such Eurodollar Tranche.

         (e) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

         2.5. Procedure for Revolving Loan Borrowing. The Borrower may borrow
              --------------------------------------
under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

         2.6. Commitment Fees, etc. (a) The Borrower agrees to pay to the
              --------------------
Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

         (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

         2.7. Termination or Reduction of Revolving Commitments. The Borrower
              -------------------------------------------------
shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the

Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

         2.8. Optional Prepayments. The Borrower may at any time and from time
              --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, on the Business Day thereof in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         2.9. Mandatory Prepayments.
              ---------------------

         (a) If any Capital Stock or Indebtedness shall be issued or incurred by any Group Member (other than Westar Industries and its Subsidiaries), an amount equal to 100% of the Net Cash Proceeds thereof, if any, shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.9(d); provided that the Term Loans need not be prepaid
                             --------
with the Net Cash Proceeds of (i) issuances of Capital Stock pursuant to employee benefit plans or pursuant to the Borrower's direct stock purchase plan,
(ii) Indebtedness that (A) has a maturity that is at least one year after the scheduled maturity of the Term Loans, (B) does not contain covenants or other restrictions more restrictive than the covenants and restrictions contained herein and (C) is used to refinance existing Indebtedness of the Borrower or KGE, (iii) remarketing of variable rate industrial revenue bonds, (iv) issuances of Capital Stock to the extent the Net Cash Proceeds thereof are used to repay all or part of the 2003 Bonds and/or the 2004 Bonds, or (v) proceeds of advances by the Borrower to KGE or KGE to the Borrower.

         (b) If on any date any Group Member shall receive Net Cash Proceeds from any Disposition made pursuant to Section 6.4(e), an amount equal to 100% of such Net Cash Proceeds shall be applied within 120 days of such date toward the prepayment of the Term Loans as set forth in Section 2.9(d); provided that prior
                                                             --------
to such application, such Net Cash Proceeds will be maintained in a segregated account with the Administrative Agent and invested in Cash Equivalents until the time of such application; provided, further, that the Term Loans need not be
                          --------  -------
prepaid with such Net Cash Proceeds to the extent such Net Cash Proceeds are either (i) used to repurchase 2003 Bonds and/or 2004 Bonds or (ii) irrevocably deposited with the trustee for the 2003 Bonds and/or 2004 Bonds, as applicable, as trust funds in trust for the purpose of making payments of amounts owing in respect of the 2003 Bonds and/or 2004 Bonds, as the case may be, when due.

         (c) If on any date any Group Member shall receive Net Cash Proceeds from any Disposition made pursuant to Section 6.4(j) or Section 6.4(k), an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the permanent reduction of the Revolving Commitments as set forth in this Section 2.9(c) and in Section 2.9(d). Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.9(c) shall be applied, on a pro rata basis, to the prepayment of the Term Loans and to the permanent reduction of the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced.

         (d) The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of
                               ------
the Loans under Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         2.10. Conversion and Continuation Options. (a) The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day of the proposed conversion, provided that any such conversion of Eurodollar Loans may only be made on the
--------
last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be
                  --------
converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice
--------  -------
as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.11. Limitations on Eurodollar Tranches. Notwithstanding anything to
               ----------------------------------
the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 20 Eurodollar Tranches shall be outstanding at any one time.

         2.12. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall
               --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or,
                                                                  ----
in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the
----
date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.13. Computation of Interest and Fees. (a) Interest and fees payable
               --------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

         2.14. Inability to Determine Interest Rate. If prior to the first day
               ------------------------------------
of any Interest Period:


         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to

ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.15. Pro Rata Treatment and Payments. (a) Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving
     --- ----
Percentages, as the case may be, of the relevant Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according
                                                             --- ----
to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro
                                                                             ---
rata based upon the then remaining principal amount thereof. Amounts prepaid on
----
account of the Term Loans may not be reborrowed.

         (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata
                                                                  --- ----
according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

         (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

         (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.


         2.16. Requirements of Law. (a) If the adoption of or any change in any
               -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

         (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. Upon any Lender becoming aware that it is entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis for such reduction; provided that the Borrower shall not be required to
                    --------
compensate a

Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the
                                              -------- -------
circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted in good faith by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.17. Taxes. (a) All payments made by the Borrower under this Agreement
               -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any
  ------------------
amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
                                       ---------------
Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section

871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit C and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.


         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.18. Indemnity. The Borrower agrees to indemnify each Lender for, and
               ---------
to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted in good faith to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.19. Change of Lending Office. Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made
                                         --------
on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section
2.16 or 2.17(a).

         2.20. Replacement of Lenders. The Borrower shall be permitted to
               ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         3.1. Financial Condition. The Borrower has heretofore furnished to the
              -------------------
Lenders (a) its consolidated balance sheets and statements of income and changes in financial position (or of cash flow, as the case may be) as of and for the fiscal year ended December 31, 2001, audited by and accompanied by the opinion of Arthur Andersen LLP and (b) its consolidated balance sheets and statements of income and changes in financial position as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as disclosed in the notes thereto). During the period from December 31, 2001 to and including the date hereof, there has been no Disposition by the Borrower or any Significant Subsidiary of any material part of its business or property other than as disclosed in the Exchange Act Documents.

         3.2. No Change. Other than as disclosed in the Exchange Act Documents,
              ---------
since December 31, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         3.3. Existence; Compliance with Law. Each of the Borrower and the
              ------------------------------
Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property and assets and to conduct the business in which it is currently engaged, except to the extent the failure to have such power or authority would not result in a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not result in a Material Adverse Effect.

         3.4. Power; Authorization; Enforceable Obligations. Each Loan Party has
              ---------------------------------------------
the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions, the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5. No Legal Bar. The execution, delivery and performance of this
              ------------
Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         3.6. Litigation. Except as set forth in the Exchange Act Documents, no
              ----------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Significant Subsidiary or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

         3.7. No Default. No Group Member is in default under or with respect to
              ----------
any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.8. Ownership of Property; Liens. Each of the Borrower and the
              ----------------------------
Significant Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes which would not reasonably be expected to result in a Material Adverse Effect, and none of such property or assets is subject to any Lien except as permitted by Section 6.2.

         3.9. Intellectual Property. Except as in the aggregate could not
              ---------------------
reasonably be expected to have a Material Adverse Effect: (a) each of the Borrower and the Significant Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim and (c) the use of Intellectual Property by each of the Borrower and the Significant Subsidiaries does not infringe on the rights of any Person in any material respect.

         3.10. Taxes. Each of the Borrower and the Significant Subsidiaries has
               -----
filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the relevant Significant Subsidiary); no material tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         3.11. Federal Regulations. No part of the proceeds of any Loans, and no
               -------------------
other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         3.12. Labor Matters. Except as, in the aggregate, could not reasonably
               -------------
be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

         3.13. ERISA. Neither a Reportable Event nor an "accumulated funding
               -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all

Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         3.14. Investment Company Act; Other Regulations. No Loan Party is an
               -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.15. Subsidiaries. Except as disclosed to the Administrative Agent by
               ------------
the Borrower in writing from time to time after the Closing Date, Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary with assets of $25,000,000 or more and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party. KGE has no outstanding rights, warrants, options or convertible or exchangeable securities entitling the holders thereof, conditionally or unconditionally, to purchase, subscribe for or otherwise receive shares of capital stock of KGE.

         3.16. Use of Proceeds. The proceeds of the Term Loans shall be used to
               ---------------
(a) repay loans under the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 17, 1998, among the Borrower, the financial institutions and agents parties thereto and JPMorgan Chase Bank, as administrative agent (as amended, supplemented or otherwise modified prior to the date hereof, the "Five-Year Agreement"), (b) redeem the KGE Bonds and (c) repurchase and retire other outstanding Indebtedness for borrowed money of the Borrower or KGE. The proceeds of the Revolving Loans shall be used for general corporate purposes.

         3.17. Environmental Matters. Except as disclosed in the Exchange Act
               ---------------------
Documents and as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

         (a) the facilities and properties owned, leased or operated by the Borrower and the Significant Subsidiaries (the "Properties") do not
                                                     ----------
     contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

         (b) Neither the Borrower nor any Significant Subsidiary has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower and the Significant Subsidiaries (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

         (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

         (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Significant Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

         (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Significant Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

         (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

         (g) neither the Borrower nor any Significant Subsidiary has assumed any liability of any other Person under Environmental Laws.

         3.18. Accuracy of Information, etc. No statement or information
               ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, in each case where such material misstatement or omission could adversely affect the rights or interests of the Lenders. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         3.19. Security Documents. The KGE Collateral Agreement is effective to
               ------------------
create in favor of the Collateral Agent thereunder, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Bonds described in the KGE Collateral Agreement, when certificates representing such Pledged Bonds are delivered to the Collateral Agent and the financing statements and other filings specified on Schedule 3.19(a) in appropriate form are filed in the offices specified on Schedule 3.19(a), the KGE Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the KGE Collateral Agreement), in each case ranking pari passu with any other holders of first mortgage bonds issued pursuant to the KGE Indenture and prior and superior in right to any other Person (except Liens permitted by Section 6.2).

         3.20. Solvency. Each Loan Party is, and after giving effect to the
               --------
incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                        SECTION 4. CONDITIONS PRECEDENT



         4.1. Conditions to Initial Extension of Credit. The agreement of each
              -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

         (a) Credit Agreement; KGE Collateral Agreement. (i) The Administrative
             ------------------------------------------
     Agent shall have received this Agreement or, in the case of the Lenders other than JPMorgan Chase Bank, Citibank, N.A. and Bank of America, N.A., an Addendum, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1 and (ii) the Collateral Agent shall have received the KGE Collateral Agreement, executed and delivered by the Collateral Agent, the Borrower and KGE.

         In the event that any one or more Persons listed on Schedule 1.1 have not executed and delivered an Addendum on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing
                                                                   -------------
     Person"), the condition referred to in clause (i) above shall nevertheless
     ------
     be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders")
                                                           ------------------
     to assume, in the aggregate, all of the Commitments that would have been held by the Non-Executing Persons (subject to each such Designated Lender's consent and its execution and delivery of an Addendum). Schedule 1.1 shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

         (b) Termination of Existing Credit Facilities. (i) The Administrative
             -----------------------------------------
     Agent shall have received satisfactory evidence that the Five-Year Agreement shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

         (c) Bond Repurchase. The Administrative Agent shall have received satisfactory evidence that the Borrower shall have irrevocably deposited funds with the trustee for the KGE Bonds for the purpose of making payments sufficient to pay in full all amounts (including, without limitation, principal, interest and premium, if any) owing in respect of the KGE Bonds when due (together with the transactions described in Section 4.1(b), the "Refinancing").
      -----------

         (d) Capital Structure. The Administrative Agent shall have received a
             -----------------
     certificate of the Borrower, dated the Closing Date, certifying that, after giving effect to the Transactions, (i) the total Indebtedness of the Borrower and its Subsidiaries shall not be greater than the total Indebtedness of the Borrower and its Subsidiaries prior to the consummation of the Transactions and (ii) the portion of the Indebtedness of the Borrower and its Subsidiaries allocated to the electric utility businesses of the Borrower and KGE shall not be greater than the portion of the Indebtedness of the Borrower and its Subsidiaries allocated to the electric utility businesses of the Borrower and KGE prior to the consummation of the Transactions.

         (e) Financial Statements. The Lenders shall have received (i) audited
             --------------------
     consolidated financial statements of the Borrower for the 2001 fiscal year and (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

         (f) Approvals. All governmental and third party approvals necessary
             ---------
     (including, without limitation, from the Federal Energy Regulatory Commission ("FERC") and the State Corporation Commission of the State of Kansas (the "KCC")) in connection with the Transactions and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions.

         (g) Lien Searches. The Administrative Agent shall have received the
             -------------
     results of a recent Uniform Commercial Code search in the State of Kansas where assets of the Borrower or KGE are located, and such search shall reveal no Liens on any of the assets of the Borrower or KGE except for Liens permitted by Section 6.2 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

         (h) Fees. The Lenders and the Administrative Agent shall have received
             ----
     all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

         (i) Closing Certificate. The Administrative Agent shall have received a
             -------------------
     certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

         (j) Legal Opinions. The Administrative Agent shall have received the
             --------------
     following executed legal opinions:

         (i) the legal opinion of the Vice President and Corporate Secretary of the Borrower;

         (ii) the legal opinion of Cahill Gordon & Reindel with respect to the Collateral; and

         (iii) the legal opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered with respect to certain KCC matters.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (k) Pledged Bonds. The Collateral Agent under the KGE Collateral
             -------------
     Agreement shall have received the certificates representing the first mortgage bonds pledged pursuant to the KGE Collateral Agreement, accompanied by appropriate endorsements and instruments.

         (l) Filings, Registrations and Recordings. Each document (including any
             -------------------------------------
     Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, ranking pari passu with any other holders of first mortgage bonds issued pursuant to the KGE Indenture and prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.2), shall be in proper form for filing, registration or recordation.

         4.2. Conditions to Each Extension of Credit. The agreement of each
              --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and
             ------------------------------
warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and
             ----------
be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

         (c) Other Documents. In the case of any extension of credit made on an
             ---------------
Increased Facility Closing Date, the Administrative Agent shall have received such documents and information as it may reasonably request. Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall and shall cause each of its Significant Subsidiaries to:

         5.1. Financial Statements, Reports, etc. In the case of the Borrower,
              ----------------------------------
furnish to the Administrative Agent (except, in the case of the financial statements referred to in paragraphs (a) and (b) below, to the extent such financial statements are contained in materials already delivered to the Administrative Agent pursuant to paragraph (d) below) with sufficient copies for each Lender:

         (a) within 120 days after the end of each fiscal year, (i) its consolidated balance sheet and related statements of income and changes in financial position (or of cash flow, as appropriate), showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and (ii) a consolidated balance sheet and related statements of income and changes in financial position (or of cash flow, as the case may be) for KGE as of the end of such fiscal year, showing the consolidated financial condition of KGE and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial condition and results of operations of KGE in accordance with generally accepted accounting principles consistently applied (except that so long as KGE shall be required to file with the SEC, or shall otherwise prepare, audited financial statements, any such financial statements of KGE shall be audited by

     Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of KGE on a consolidated basis in accordance with generally accepted accounting principles consistently applied);

         (b) within 90 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its consolidated balance sheet and related statements of income and changes in financial position, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments and (ii) so long as KGE shall be required to file with the SEC, or shall otherwise prepare, such statements, the consolidated balance sheet and related statements of income and changes in financial condition of KGE and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of KGE and its consolidated Subsidiaries in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments;

         (c) concurrently with any delivery of financial statements under (a) or
     (b) above, a certificate of a Financial Officer of the Borrower who shall, if applicable, be the Financial Officer opining on or certifying such statements (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.1;

         (d) promptly after the same become publicly available, copies of all regular and periodic reports filed by it or by KGE with the SEC or any Governmental Authority succeeding to any of or all the functions of said Commission; and

         (e) promptly from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Significant Subsidiary or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         5.2. Payment of Obligations. Pay, discharge or otherwise satisfy at or
              ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

         5.3. Maintenance of Existence; Compliance. (a)(i) Preserve, renew and
              ------------------------------------
keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except in the City of Wichita, Kansas, and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a

Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.4. Maintenance of Property; Insurance. (a) Keep all property useful
              ----------------------------------
and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (and with such risk retention and self-insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business.

         5.5. Inspection of Property; Books and Records; Discussions. (a) Keep
              ----------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its relevant books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower or any Significant Subsidiary with officers and employees of the Borrower or any Significant Subsidiary and with their independent certified public accountants.

         5.6. Notices. Promptly give notice to the Administrative Agent and each
              -------
Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $15,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

         (e) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.6 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

         5.7. Environmental Laws. (a) Comply in all material respects with, and
              ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable

Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.8. Notice of Subsidiaries. Promptly from time to time notify the
              ----------------------
Administrative Agent of the existence of any Subsidiary with assets of $50,000,000 or more which is not listed on Schedule 3.15, and furnish the Administrative Agent with an updated Schedule 3.15 setting forth the information required by Section 3.15 with respect to such Subsidiary.

                         SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1. Financial Condition Covenants.
              ------------------------------

         (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

         Fiscal Quarter                        Consolidated Leverage Ratio
         --------------                        ---------------------------

         Closing Date - 12/31/02               6.00 to 1.00
         01/01/03 and thereafter               5.75 to 1.00


         (b) Consolidated Interest Coverage Ratio. Permit the Consolidated
             ------------------------------------
Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) to be less than 2.00 to 1.00.

         (c) Consolidated Debt to Capital Ratio. Permit the Consolidated Debt to
             ----------------------------------
Capital Ratio at any time to be greater than 0.65 to 1.00.

         6.2. Liens. Create, incur, assume or suffer to exist any Lien upon any
              -----
of its property, whether now owned or hereafter acquired, except:

         (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, letters of credit, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (f) Liens in existence on the date hereof listed on Schedule 6.2(f), securing Indebtedness and any refinancings, refundings, renewals or extensions of such Indebtedness, provided that no such Lien is spread to
                                      --------
     cover any additional property after the Closing Date (other than pursuant to the Indentures) and that the amount of Indebtedness secured thereby is not increased, except as otherwise permitted by this Agreement;

         (g) Liens not otherwise permitted by this Section 6.2 securing Indebtedness (including, without limitation, Capital Lease Obligations) of the Borrower or any other Subsidiary in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding and incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens
                                                 --------
     shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

         (h) Liens created pursuant to the Security Documents;

         (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

         (j) Liens on the assets of Westar Industries or its direct or indirect Subsidiaries;

         (k) Liens not otherwise permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time; and

         (l) "Permitted liens", as such term is defined in each Indenture.

         6.3. Fundamental Changes. Consummate any merger, consolidation or
              -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation);

         (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or to any Wholly Owned Subsidiary of the Borrower (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.4;

         (c) transactions not involving the Borrower or a Significant Subsidiary or any of their respective assets (other than the Capital Stock of the Subsidiary involved in such a transaction) may be consummated; and

         (d) transactions involving Westar Industries and its Subsidiaries (subject to compliance with Section 6.4), but not involving the Borrower or any of its Subsidiaries other than Westar Industries and its Subsidiaries, may be consummated.

         6.4. Disposition of Property. Dispose of any of its property, whether
              -----------------------
now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory in the ordinary course of business;

         (c) Dispositions permitted by clause (i) of Section 6.3(b);

         (d) the sale or issuance of (i) any Subsidiary's Capital Stock to the Borrower or to a Wholly Owned Subsidiary of the Borrower or (ii) the Capital Stock of Protection One pursuant to its employee benefit or incentive plans in accordance with past practice;

         (e) the Disposition (i) of the Capital Stock of Westar Industries and
     (ii) by Westar Industries of its property (including, without limitation, the Capital Stock of ONEOK, Inc.), so long as the Net Cash Proceeds of any Disposition described in this Section 6.4(e) are applied in accordance with
     Section 2.9 (other than Dispositions permitted under Section 6.4(h));

         (f) the Disposition of accounts receivable pursuant to customary terms of the instruments governing the Existing Accounts Receivable Financing;

         (g) the Disposition of property set forth on Schedule 6.4(g);

         (h) (i) the sale or issuance of the Capital Stock of Protection One, Protection One International, Inc. or Protection One Investments, Inc. or
     (ii) the sale of the property of Protection One, Protection One International, Inc. or Protection One Investments, Inc. or their respective direct or indirect Subsidiaries, so long as the Net Cash Proceeds of any such sale or issuance of Capital Stock or sale of property are (A) reinvested in the business of Protection One, Protection One International Inc. or Protection One Investments, Inc., as applicable, to the extent required in the applicable debt instruments of Protection One, Protection One International Inc. or Protection One Investments, Inc. or (B) used to repay or repurchase Indebtedness;

         (i) the Disposition of other property having a fair market value not to exceed $15,000,000 in the aggregate for any fiscal year of the Borrower;

         (j) the Disposition of other property (other than all or substantially all of the property of the electric utility business of the Borrower or
     KGE) for fair market value so long as the Net Cash Proceeds of any such Disposition are applied in accordance with Section 2.9; and

         (k) Dispositions pursuant to Requirements of Law so long as the Net Cash Proceeds of any such Disposition are applied in accordance with
     Section 2.9.

         6.5. Restricted Payments. Declare or pay any dividend (other than
              -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

         (a) any Subsidiary may make Restricted Payments to the Borrower or to another Subsidiary;

         (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may make Restricted Payments consistent with past practice, so long as such Restricted Payments do not exceed (i) $90,000,000 in any fiscal year after giving effect to shareholder reinvestment or (ii) $125,000,000, after giving effect to shareholder reinvestment, in any fiscal year upon the Borrower owning less than 80% of the common stock of Westar Industries; provided, however, that the Restricted Payments permitted under Section 6.5(b)(i) and 6.5(b)(ii) shall be increased by $3,500,000 for each $50,000,000 of common stock issued pursuant to a public offering of the Borrower's common stock;

         (c) Protection One may purchase its Capital Stock in accordance with its share repurchase programs in effect from time to time and in accordance with its contractual obligations as in existence on the Closing Date;

         (d) each of the Borrower and Protection One may purchase its Capital Stock pursuant to its employee benefit or incentive plans in accordance with past practice;

         (e) the Borrower may make Restricted Payments to the extent required by the terms of the Mandatorily Redeemable Preferred Securities existing on the Closing Date;

         (f) the Borrower may repurchase its Preferred Stock existing on the Closing Date in an aggregate amount not to exceed $26,000,000;

         (g) the Borrower may make distributions of part or all of the business of Protection One or Protection One Europe to holders of the Borrower's Capital Stock; and

         (h) Westar Industries and its Subsidiaries may make Restricted
     Payments.

         6.6. Capital Expenditures. Make or commit to make any Capital
              --------------------
Expenditure, except:


         (a) Capital Expenditures by Westar Industries and its direct or indirect Subsidiaries;

         (b) Capital Expenditures by the Borrower (other than in connection with Section 6.6(a) above) and KGE in the ordinary course of business not exceeding the amount set forth below for each of the fiscal years of the Borrower set forth below:

                 Fiscal Year                  Amount
                 -----------                  ------
                 2002                         $165,000,000
                 2003                         $200,000,000
                 2004                         $200,000,000
                 2005                         $190,000,000
provided, that (i) up to 50% of any such amount, if not so expended in the
--------
fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above; and

         (c) Capital Expenditures made by any Group Member upon the occurrence of a catastrophic event to meet its regulatory obligations to continue to provide service.

         6.7. Investments. Make any advance, loan, extension of credit (by way
              -----------
of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) Guarantee Obligations;

         (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $15,000,000 at any one time outstanding;

         (e) Investments by the Borrower in KGE;

         (f) Investments by Westar Industries and its direct or indirect Subsidiaries;

         (g) repurchases of the 2003 Bonds and/or the 2004 Bonds. Such repurchases may be made (i) directly by the Borrower or (ii) by way of the Borrower purchasing such instruments from Westar Industries, Inc. after Westar Industries, Inc. has directly repurchased such instruments, so long as (x) the amount paid by the Borrower to Westar Industries, Inc. in connection with such purchase by the Borrower from Westar Industries, Inc. does not exceed the amount paid by Westar Industries, Inc. in directly repurchasing such instruments and (y) such arrangements will not result in the violation of any law, statute, rule, regulation or order of any court, governmental agency or body (including, without limitation, the KCC);

         (h) Investments by the Borrower in a Subsidiary pursuant to customary terms of the instruments governing the Existing Accounts Receivable Financing; and

         (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries other than in Westar Industries or its direct or indirect Subsidiaries in an aggregate amount (valued at cost) not to exceed $15,000,000 during the term of this Agreement.

         6.8. Modifications of Certain Capital Stock Instruments. Amend, modify,
              --------------------------------------------------
waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Capital Stock listed on
Schedule 6.8 (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee).

         6.9. Transactions with Affiliates. Other than (a) shared services
              ----------------------------
agreements with Protection One or its direct or indirect Subsidiaries in accordance with past practice and (b) a proposed agreement related to the outsourcing of the Borrower's information technology services to Protection One or its direct or indirect Subsidiaries (it being understood that any such agreement shall not be adverse to the interests of the Lenders), enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower) unless such transaction is
(x) otherwise permitted under this Agreement, (y) in the ordinary course of business of the relevant Group Member, and (z) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         6.10. Negative Pledge Clauses. Enter into or suffer to exist or become
               -----------------------
effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) agreements in existence on the Closing Date and (d) ordinary course arrangements not affecting material property.

         6.11. Clauses Restricting Subsidiary Distributions. Enter into or
               --------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Significant Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Significant Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Significant Subsidiary, (iii) the customary terms of the instruments governing the Existing Accounts Receivable Financing and (iv) Requirements of Law.

         6.12. Lines of Business. Enter into any business, either directly or
               -----------------
through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

         6.13. Ownership of KGE. Permit any issued and outstanding Capital Stock
               ----------------
of KGE to be owned directly or indirectly, beneficially or of record, by any person other than the Borrower, or permit KGE to issue or have outstanding any rights, warrants, options or convertible or exchangeable securities entitling the holders thereof, conditionally or unconditionally, to purchase, subscribe for or otherwise receive shares of Capital Stock of KGE.

         6.14. Swap Agreements. Enter into any Swap Agreement, except (a) Swap
               ---------------
Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and, in each case, in amounts not to exceed 100% of such exposure and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary; provided that the net payment obligations of the Borrower and its Subsidiaries with respect to Swap Agreements that cap, collar or exchange interest rates from fixed rates to floating rates shall not exceed $10,000,000 at any one time.

                          SECTION 7. EVENTS OF DEFAULT


         If any of the following events shall occur and be continuing:

         (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.3(a) (with respect to the Borrower and KGE only), Section 5.6(a) or Section 6 of this Agreement; or

         (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

         (e) the Borrower or any Significant Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in
                     --------
     clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

         (f) (i) the Borrower or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Significant

     Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv)the Borrower or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) one or more judgments or decrees shall be entered against the Borrower or any Significant Subsidiary involving in the aggregate a liability (not paid or to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) the guarantee contained in Section 2 of the KGE Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

         (k) a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8. THE AGENTS

         8.1. Appointment. Each Lender hereby irrevocably designates and
              -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.


         8.2. Delegation of Duties. The Administrative Agent may execute any of
              --------------------
its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3. Exculpatory Provisions. None of the Agents nor any of its
              ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         8.4. Reliance by Administrative Agent. The Administrative Agent shall
              --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5. Notice of Default. The Administrative Agent shall not be deemed to
              -----------------
have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly
              ----------------------------------------
acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7. Indemnification. The Lenders agree to indemnify each Agent in its
              ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8. Agent in Its Individual Capacity. Each Agent and its affiliates
              --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         8.9. Successor Administrative Agent. The Administrative Agent may
              ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         8.10. Documentation Agent and Syndication Agent. Neither the
               -----------------------------------------
Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 9. MISCELLANEOUS

         9.1. Amendments and Waivers. Neither this Agreement, any other Loan
              ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no
                                                  --------  -------
such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except
(x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, increase the amount of the Term Commitment or Revolving Commitment of any Lender, or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this
Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders or Supermajority Lenders, consent to the assignment or transfer by the Borrower or KGE of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, or release KGE from its guarantee under the KGE Collateral Agreement, in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent;
(vi) release any of the Collateral, amend, modify or waive any provision of
Section 6(e) of the KGE Collateral Agreement, or increase the amount specified in the definition of "Secured Agreement" in the KGE Collateral Agreement, in each case without the written consent of the Supermajority Lenders; (vii) amend, modify or waive any provision of Section 2.15(a), (b) or (c) or Section 9.7(a) without the written consent of each Lender directly affected thereby; (viii) amend, modify or waive any provision of Section 2.9 in a manner that adversely affects the Lenders under a particular Facility without the written consent of the Majority Facility Lenders of such Facility; or (ix) waive any of the conditions contained in Section 4.2, or otherwise amend, modify or waive any provision of any Loan Document the effect of which is to allow any of the conditions contained in Section 4.2 to be met that, but for such amendment, modification or waiver, would not have been met, in each case without the written consent of the Majority Facility Lenders with respect to the Revolving Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the
                    -------------------------------
benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and the Supermajority Lenders.

         9.2. Notices. All notices, requests and demands to or upon the
              -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

           The Borrower:                818 South Kansas Avenue
                                        Topeka, Kansas 66612
                                        Attention:  Chief Financial Officer
                                        Telecopy: 785-575-1936
                                        Telephone: 785-575-1987

           with copy to:                Western Resources, Inc.
                                        818 South Kansas Avenue
                                        Topeka, Kansas 66612
                                        Attention:  Vice President and
                                                     Corporate Secretary
                                        Telecopy: 785-575-1936
                                        Telephone: 785-575-1625

           The Administrative Agent:    c/o Loan and Agency Services Group
                                        One Chase Manhattan Plaza, Eighth Floor
                                        New York, New York 10081
                                        Attention:  Margaret Swales
                                        Telecopy:  212-552-5777
                                        Telephone:  212-552-7472

           with a copy to:              JPMorgan Chase Bank
                                        270 Park Avenue
                                        New York, New York 10017
                                        Attention:  Peter Ling
                                        Telecopy:  212-270-3089
                                        Telephone:  212-270-4676

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

         9.3. No Waiver; Cumulative Remedies. No failure to exercise and no
              ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4. Survival of Representations and Warranties. All representations
              ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         9.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
              -----------------------------
reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities,
 ----------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified
                                                          -----------
Liabilities"), provided, that the Borrower shall have no obligation hereunder to
-----------
any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Chief Financial Officer of the Borrower (Telephone No. 785-575-1987) (Telecopy No. 785-575-1936), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section
9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6. Successors and Assigns; Participations and Assignments. (a) The
              ----------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no

Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

         (A) the Borrower with respect to assignments of rights and obligations under the Revolving Facility, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

         (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment, except in the case of an assignment of a Revolving Commitment to an Assignee that does not already have a Revolving Commitment.

         (ii) Assignments shall be subject to the following additional conditions:

         (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent
                                             --------
     of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

         (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of a
                                               --------
     concurrent assignment to two or more assignees that are Affiliates of one another, or two or more Approved Funds managed by the same investment advisor or affiliated investment advisors, only one such $3,500 processing and recordation fee shall be payable;

         (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

         (D) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or an Affiliate of such Lender, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such
     --------
     CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such CLO.

         For the purposes of this Section 9.6, the terms "Approved Fund" and "CLO" have the following meanings:

         "Approved Fund" means (a) with respect to a Lender, a CLO managed by
          -------------
     such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

         "CLO" means any entity (whether a corporation, partnership, trust or
          ---
     otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower,
 --------
the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

         (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c)(i) Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and
             -----------
obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under
                            --------
this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

         (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.17 unless such Participant complies with
Section 2.17(d).

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

         (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

         (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit
                     --------
Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         9.7. Adjustments; Set-off. (a) Except to the extent that this Agreement
              --------------------
expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender")
                                                       -----------------
shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give
                                            --------
such notice shall not affect the validity of such setoff and application.

         9.8. Counterparts. This Agreement may be executed by one or more of the
              ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.9. Severability. Any provision of this Agreement that is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10. Integration. This Agreement and the other Loan Documents
               -----------
represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12. Submission To Jurisdiction; Waivers. The Borrower hereby
               -----------------------------------
irrevocably and unconditionally:


         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         9.13. Acknowledgements. The Borrower hereby acknowledges that:
               ----------------

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         9.14. Confidentiality. Each of the Administrative Agent and each Lender
               ---------------
agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof or any Approved Fund, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates or any Approved Fund, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         9.15. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND
               ---------------------
THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.16. Delivery of Addenda. Each initial Lender (other than JPMorgan
               -------------------
Chase Bank, Citibank, N.A. and Bank of America, N.A.) shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              WESTERN RESOURCES, INC.


                              By: /s/ Paul R. Geist
                                 -----------------------------------------------
                                 Name: Paul R. Geist
                                 Title: Senior Vice President and
                                        Chief Financial Officer


                              JPMORGAN CHASE BANK, as Administrative Agent and as a Lender


                              By: /s/ Robert Anastasio
                                 -----------------------------------------------
                                 Name: Robert Anastasio
                                 Title: Vice President


                              CITIBANK, N.A., as Syndication Agent
                              and as a Lender


                              By: /s/ Robert J. Harrity Jr.
                                 -----------------------------------------------
                                 Name: Robert J. Harrity Jr.
                                 Title: Managing Director


                              BANK OF AMERICA, N.A., as Documentation Agent and as a Lender


                              By: /s/ John K. Barrett
                                 -----------------------------------------------
                                 Name: John K. Barrett
                                 Title: Principal